Exhibit 3.61

ARTICLES OF AMENDMENT TO ARTICLES OF

INCORPORATION OF PRECISION EXTRUSION, INC.

CHANGING ITS NAME TO SimEx, Inc.

Precision Extrusion, Inc., a West Virginia corporation (herein “the Corporation”), created and existing under the laws of the State of West Virginia, by virtue of Articles of Incorporation issued by the Secretary of State of West Virginia, under date of August 11, 1999, does hereby certify as follows:

FIRST: That the name of the Corporation has heretofore been Precision Extrusion, Inc.

SECOND: That by resolution of the Board of Directors of the Corporation duly adopted at a special meeting thereof held on August 23, 1999, it was resolved to be in the best interest of the Corporation to amend its Articles of Incorporation so as to change its name from PRECISION EXTRUSION, INC., to SimEx, Inc. a true and exact copy of which is hereto annexed as “Exhibit A” and that the sole stockholder of the Corporation has given its consent to the changing of the Corporation’s name as aforesaid in lieu of a meeting of the stockholders as contemplated by the provisions of W. Va. Code § 31-1-107.

THIRD: That as of the date of adoption of said Amendment to Articles of Incorporation: (i) the number of shares of capital stock of the Corporation issued and outstanding was 50,000 shares of common capital stock of the par value of $1.00 per share; (ii) the number of shares of such issued and outstanding capital stock entitled to vote thereon was 50,000; and (iii) the holders of 100% of the issued and outstanding capital stock entitled to vote thereon have given their consent to the changing of the Corporation’s name as aforesaid.

FOURTH: That such Amendment does not provide for an exchange, reclassification or cancellation of issued shares; and that the issued shares are not affected by such Amendment.

FIFTH: That such Amendment does not effect a change in the amount of stated capital stock of the Corporation.

The aforesaid Amendment was duly adopted in accordance with the By-Laws of said Corporation and in accordance with all applicable laws of the State of West Virginia.

IN WITNESS WHEREOF, PRECISION EXTRUSION INC., a West Virginia Corporation has caused its corporate name to be hereunto signed by its proper officer thereunto duly authorized this 15 day of September, 1999:

PRECISION EXTRUSION INC.

By:	/s/ Sam Ross
Its	President

ATTEST:

/s/ Donna M. Smith
Donna M. Smith, Secretary

STATE OF WEST VIRGINIA

COUNTY OF WOOD, to-wit:

/s/ Sam Ross, who after being first duly sworn, deposes and says that the statements made in the foregoing and hereto annexed Articles of Amendment to Articles Incorporation of PRECISION EXTRUSION, INC. changing its name to SimEx, Inc., are true, except where therein stated to be on information, and where stated to be on information, she believes them to be true.

/s/ Sam Ross

Taken subscribed and sworn to on this 15 day of September, 1999, by /s/ Sam Ross, President of PRECISION EXTRUSION, INC.

My commission expires: 8-5-2007.

/s/ Melissa K. Righter

EXHIBIT “A”

RESOLUTION

I, DONNA M. SMITH, Secretary of PRECISION EXTRUSION, INC., a West Virginia corporation (the “Corporation”), do hereby certify that at a special meeting of the Board of Directors of said Corporation held on the 23rd day of August, 1999, at the principal office of the Corporation at Rosemar Office Park in the City of Parkersburg, Wood County, West Virginia, the following resolution was unanimously adopted:

WHEREAS, the Board of Directors have determined that it is in the best interest of the Corporation that its name be changed to SimEx, Inc.

WHEREAS, the Board of Directors herewith recommends to the shareholders of the Corporation that its name be changed to SimEx, Inc.

NOW, THEREFORE, BE ITS RESOLVED: That the Board of Directors of this Corporation hereby recommends to the sole shareholder of the Corporation that the Articles of Incorporation be amended so as to change the name of the Corporation to SimEx, Inc.

AND BE IT FURTHER RESOLVED: That, upon approval of such Amendment by the shareholder, the President of this Corporation be and is hereby authorized to execute, verify and furnish to the Secretary of State of West Virginia any and all certifications required by law to effect such change of name and Amendment to the Corporation’s Articles of Incorporation.

I do further certify that the foregoing Resolution was duly and regularly adopted by the Board of Directors of the Corporation in accordance with the laws of the State of West Virginia and By-Laws of the Corporation.

Given under my hand this 15 day of September, 1999.

/s/ Donna M. Smith
Donna M. Smith, Secretary

CONSENT TO CHANGE CORPORATE NAME

The undersigned SIMONTON BUILDING PRODUCTS, INC., a West Virginia corporation, being the sole stockholder of PRECISION EXTRUSION, INC., does hereby consent to the change of the name of PRECISION EXTRUSION, INC. to SimEx, Inc.

IN WITNESS WHEREOF, SIMONTON BUILDING PRODUCTS, INC., a corporation as aforesaid, has caused its name to be hereunto signed by its proper officer thereunto duly authorized this 15 day of September, 1999:

SIMONTON BUILDING PRODUCTS, INC.

By:	/s/ Sam Ross
its Chairman

ARTICLES OF AMENDMENT TO ARTICLES OF

INCORPORATION OF POV, INC.

CHANGING ITS NAME TO PRECISION EXTRUSION, INC.

POV, INC., a West Virginia corporation (herein “the Corporation”), created and existing under the laws of the State of West Virginia, by virtue of Articles of Incorporation issued by the Secretary of State of West Virginia, under date of August 11, 1999, does hereby certify as follows:

FIRST: That the name of the Corporation has heretofore been POV, INC.

SECOND: That by resolution of the Board of Directors of the Corporation duly adopted at a special meeting thereof held on August 23, 1999, it was resolved to be in the best interest of the Corporation to amend its Articles of Incorporation so as to change its name from POV, INC. to PRECISION EXTRUSION, INC., a true and exact copy of which is hereto annexed as “Exhibit A” and that the sole stockholder of the Corporation has given its consent to the changing of the Corporation’s name as aforesaid in lieu of a meeting of the stockholders as contemplated by the provisions of W. Va. Code § 31-1-107.

THIRD: That as of the date of adoption of said Amendment to Articles of Incorporation: (i) the number of shares of capital stock of the Corporation issued and outstanding was 50,000 shares of common capital stock of the par value of $1.00 per share; (ii) the number of shares of such issued and outstanding capital stock entitled to vote thereon was 50,000; and (iii) the holders of 100% of the issued and outstanding capital stock entitled to vote thereon have given their consent to the changing of the Corporation’s name as aforesaid.

FOURTH: That such Amendment does not provide for an exchange, reclassification or cancellation of issued shares; and that the issued shares are not affected by such Amendment.

FIFTH: That such Amendment does not effect a change in the amount of stated capital stock of the Corporation.

The aforesaid Amendment was duly adopted in accordance with the By-Laws of said Corporation and in accordance with all applicable laws of the State of West Virginia.

IN WITNESS WHEREOF, POV, INC., a West Virginia corporation, has caused its corporate name to hereunto signed by its proper officer thereunto duly authorized this 24th day of August, 1999.

By:	/s/ Sam Ross

Its President

ATTEST:

/s/ Donna M. Smith
Donna M. Smith, Secretary

STATE OF WEST VIRGINIA

COUNTY OF WOOD, to-wit:

/s/ Sam Ross, who after being first duly sworn, deposes and says that the statements made in the foregoing and hereto annexed Articles of Amendment to Articles of Incorporation of POV, INC. changing its name to PRECISION EXTRUSION, INC., are true, except where therein stated to be on information, and where stated to be on information, she believes them to be true.

/s/ Sam Ross

Taken subscribed and sworn to on this 24 day of August, 1999 by Sam Ross, President of POV, Inc.

My commission expires: 8/5/2007

/s/ Melissa K. Righter

EXHIBIT “A”

RESOLUTION

I, DONNA M. SMITH, Secretary of POV, INC., a West Virginia corporation (the “Corporation”), do hereby certify that at a special meeting of the Board of Directors of said Corporation held on the 23rd day of August, 1999, at the principal office of the Corporation at Rosemar Office Park in the City of Parkersburg, Wood County, West Virginia, the following resolution was unanimously adopted:

WHEREAS, the Board of Directors have determined that it is in the best interest of the Corporation that its name be changed to PRECISION EXTRUSION, INC.

WHEREAS, the Board of Directors herewith recommends to the shareholders of the Corporation that its name be changed to PRECISION EXTRUSION, INC.

NOW, THEREFORE, BE ITS RESOLVED: That the Board of Directors of this Corporation hereby recommends to the sole shareholder of the Corporation that the Articles of Incorporation be amended so as to change the name of the Corporation to PRECISION EXTRUSION, INC.

AND BE IT FURTHER RESOLVED: That, upon approval of such Amendment by the shareholder, the President of this Corporation be and is hereby authorized to execute, verify and furnish to the Secretary of State of West Virginia any and all certifications required by law to effect such change of name and Amendment to the Corporation’s Articles of Incorporation.

I do further certify that the foregoing Resolution was duly and regularly adopted by the Board of Directors of the Corporation in accordance with the laws of the State of West Virginia and By-Laws of the Corporation.

Given under my hand this 24th day of August, 1999.

/s/ Donna M. Smith, Secretary

CONSENT TO CHANGE CORPORATE NAME

The undersigned SIMONTON BUILDING PRODUCTS, INC., a West Virginia corporation, being the sole stockholder of POV, INC., does hereby consent to the change of the name of POV, INC., to PRECISION EXTRUSION, INC.

IN WITNESS WHEREOF, SIMONTON BUILDING PRODUCTS, INC., a corporation as aforesaid, has caused its name to be hereunto signed by its proper officer thereunto duly authorized this 24th day of August, 1999.

SIMONTON BUILDING PRODUCTS, INC.

By:	/s/ Sam Ross
its Chairman

ARTICLES OF INCORPORATION

OF

POV, INC.

The undersigned, acting as the sole Incorporator, adopts the following Articles of Incorporation pursuant to the provisions of Article 1, Chapter 31, of the Code of West Virginia, 1931, as amended:

I. NAME: The name of the corporation shall be:

POV, INC.

II. DURATION: The period of duration of the corporation and the existence thereof shall be perpetual.

III. PURPOSES: The objects and purposes for which this corporation is formed are as follows:

(a) To engage in the business of the manufacture, marketing and distribution of plastic products including but not limited to vinyl profiles for windows, doors and related products and related products within and without the State of West Virginia;

(b) To acquire, hold, own, maintain, control, work, develop, improve, alter, operate, manage, rent and otherwise deal in real estate, chattels and personal property of every nature, class and description within and without the State of West Virginia;

(c) To mortgage, or otherwise lien, to lease, sublease, sell, convey, exchange, trade, transfer, deal in, or in any manner whatsoever, dispose of real property, chattels, and personal property of every nature, class and description within and/or without the State of West Virginia;

(d) To apply for, purchase, or acquire by assignment, transfer, or otherwise, and to exercise, carry out, and enjoy any license, power, authority, franchise, concession, trademarks, trade names, service marks, service names, copyright, patents, right or privilege that any corporation or other legal entity may be empowered to enact, make or grant, and to pay for aid in, and contribute toward carrying it into effect;

(e) To enter into partnership agreements or joint venture agreements with any person, firm, association, or corporation engaged in any business in which this corporation is authorized to engage, or in connection with carrying out all or any of the purposes of this corporation;

(f) To issue notes, bonds, debentures, or obligation of the corporation, and at the option of the corporation, to secure the same by mortgage, pledge, deed of trust, or otherwise;

(g) To purchase, hold, sell and transfer the shares of its own capital stock, provided that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

(h) To build, construct, establish, equip, repair, remodel and improve real estate, chattels, and personal property of every nature, class and description and to carry on any business or businesses incidental or appertaining thereto;

(i) To enter into, make and perform contracts of every kind with any person, firm, association, or corporation, municipality, body politic, country, territory, state, government, or colony or dependency thereof, and without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness, whether secured by mortgage or otherwise;

(j) To engage in the business of the accumulation and lending of money, by lending the capital of the corporation and such other funds as it may from time to time lawfully acquire from various sources upon security as may be agreed upon between the corporation and borrowers, and by re-lending in like manner the funds arising from such loans when paid; and

(k) In general, to have and exercise any other powers conferred by the State of West Virginia upon corporations generally, it being hereby expressly provided that the foregoing numeration of specific powers shall not be held to limit or restrict in any manner the general powers of the corporation.

IV. PRINCIPAL OFFICE: The address of the principal office of said corporation shall be at Rosemar Office Park, 5300 Briscoe Road, Parkersburg, Wood County, West Virginia 26102. The name and address of the person to whom shall be sent notice or process served upon, or service of which is accepted by the Secretary of State is:

Donna Smith

c/o SBR, Inc.

P. O. Box 1646

Parkersburg, West Virginia 26102

V. DIRECTORS: The number of directors constituting the initial Board of Directors shall be one (1). The name and address of the person to serve as such initial director is:

Samuel B. Ross, II

c/o SBR, Inc.

P. O. Box 1646

Parkersburg, West Virginia 26102

VI. INCORPORATOR: The name and address of the Incorporator is:

William E. Hamb

515 Bank One Center

Charleston, West Virginia 25301

VII. CAPITAL STOCK: The corporation shall have authority to issue one class of stock, which shall consist of its common capital stock.

The amount of the total authorized capital stock of said corporation shall be Fifty Thousand and NO/100 Dollars ($50,000.00), which shall be divided into Fifty Thousand (50,000) shares of par value of One and NO/l00 Dollar ($1.00) each. The amount of capital with which it will commence business is One Thousand and NO/100 Dollars ($1,000.00), being One Thousand (1,000) shares at One and NO/100 Dollar ($1.00) each. The number of shares of stock subscribed for by said incorporator is One Thousand (1,000) shares having a combined par value of One Thousand and NO/100 Dollars ($1,000.00).

VIII. OTHER:

(a) The officers and directors of this corporation may be non-residents of the State of West Virginia and such officers and directors need not be stockholders of said corporation.

(b) Meetings of Stockholders and Directors of said corporation, both general and special, may be held either within or without the State of West Virginia.

(c)	Branch offices and/or places of business of said corporation at which any business of said corporation may be transacted and any corporate meetings held may be established either within or without the State of West Virginia.

WITNESS the following signature and seal this 13th day of August, 1999.

/s/ William E. Hamb
WILLIAM E. HAMB

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, TO-

WIT:

The foregoing instrument was acknowledged before me this 13TH DAY OF August, 1999 by WILLIAM E. HAMB.

My commission expires January 20, 2009

/s/ Crystal Killingsworth